SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              Confidential, for Use of the
[X]  Definitive Proxy Statement               Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))        [ ]
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           James Monroe Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X]     No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

         2. Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

         4. Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

         5. Total Fee Paid:

            --------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         2. Form, Schedule or Registration Statement No.:

         3. Filing Party:

         4. Date Filed:

                            JAMES MONROE BANCORP INC.
                              3033 WILSON BOULEVARD
                         ARLINGTON, VIRGINIA 22201-3843

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2004

TO THE SHAREHOLDERS OF JAMES MONROE BANCORP, INC.:

         The Annual Meeting of Shareholders of James Monroe Bancorp, Inc. (the "Company") will be held on Thursday, April 29, 2004, at

                              The Ritz - Carlton Hotel
                              Pentagon City
                              1250 South Hayes Street
                              Arlington, Virginia

at 6:30 P.M., for the following purposes:

         (1) To elect eleven (11) persons to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified;

         (2) To consider and approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 10,000,000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         ONLY SHAREHOLDERS OF RECORD AS OF MARCH 12, 2004 WILL BE ENTITLED TO VOTE AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

                                              By order of the Board of Directors


                                              Richard I. Linhart, Secretary

March 17, 2004

                           JAMES MONROE BANCORP, INC.
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2004

         This proxy statement is being sent to shareholders of James Monroe Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 6:30 p.m. on April 29, 2004 (the "meeting"), and at any adjournment or postponement of the meeting. The purposes of the meeting are:

         (1) electing eleven (11) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

         (2) considering and approving an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 10,000,000; and

         (3) transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held at:

                               The Ritz - Carlton Hotel
                               Pentagon City
                               1250 South Hayes Street
                               Arlington, Virginia

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 17, 2004. A copy of the Annual Report to Shareholders of James Monroe Bancorp, Inc. for the year ended December 31, 2003 also accompanies this proxy statement.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 12, 2004, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On that date, the Company had 2,955,929 shares of common stock, par value $1.00 per share, outstanding, constituting the only class of stock outstanding, held by approximately 489 shareholders of record. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

PROXIES

         Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR of the election of the nominees for election as directors, and FOR the approval of the amendment to the Articles of Incorporation. Management does not know of any matters that will be brought before the meeting, other than as described herein. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to shareholders for a vote, proxies are marked as abstentions (or shareholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and shares held in street name by brokers for which no voting instructions are given ("broker non-votes") will be treated as shares present and entitled to vote for quorum purposes but as unvoted.

         Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose, in order to assure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereby by:

         o delivering written notice of such revocation to the Company's Secretary prior to the meeting,

         o by granting and delivering a later dated proxy with respect to such shares, or

         o   by attending the meeting in person and voting the shares.

Attendance at the meeting will not, in itself, revoke a proxy. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank may have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

         The enclosed proxy is being solicited on behalf of the Board of Directors of the Company, which will pay the entire cost of solicitation. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telecopier, telegram, in person or otherwise. Such persons will not receive any additional or special remuneration or payment for such solicitation.

              SECURITIES OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                       AND FIVE PERCENT BENEFICIAL OWNERS

         The following table sets forth certain information as of March 12, 2004 concerning the number and percentage of shares of the common stock beneficially owned by our directors and executive officers, and by all of our directors and executive officers as a group, as well as information regarding each other person known by the Company to own in excess of five percent of the outstanding common stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, we are not aware of any other person or persons who beneficially own in excess of five percent of the common stock. We are not aware of any arrangement which at a subsequent date may result in a change of control of the Company

Name                                  Age                Position          Shares Beneficially Owned(1)   Percentage
---------------------------------------------------------------------------------------------------------------------
Directors

Dr. Terry L. Collins                   58                Director                     119,991                 4.03%

Norman P. Horn                         72                Director                      28,513                 0.96%

Dr. David C. Karlgaard                 57                Director                     132,803                 4.46%

Richard Linhart                        60        Director, Executive Vice              48,687                 1.64%
                                               President and Chief Operating
                                                          Officer

Richard C. Litman                      46                Director                      79,566                 2.67%

John R. Maxwell                        43        Director, President & CEO            113,339                 3.73%

Dr. Alvin E. Nashman                   77                Director                      66,179                 2.23%

Helen L. Newman                        60                Director                      65,140                 2.20%

Thomas L. Patterson                    51                Director                      36,443                 1.23%

David W. Pijor                         51        Chairman of the Board and             50,935                 1.71%
                                                         Director

Russell E. Sherman                     67                Director                      34,452                 1.16%

Executive Officers and Directors
as a Group  (11 individuals)                                                          776,048                24.25%

Principal Shareholders

Nino Vaghi                                                                            222,984                 7.54%
c/o National Mailing Systems
1749 Old Meadow Road
McLean, VA  22101

------------------------------------

(1) The shares "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the U.S. Securities and Exchange Commission and may include shares owned by or for the individual's spouse and minor children and any other relative of the individual who lives in the same home, as well as shares to which the individual has, or shares, voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after March 12, 2004. Beneficial ownership may be disclaimed as to certain of the shares.

         Directors and executive officers beneficially own the following stock options which are exercisable within 60-days following March 12, 2004:
         Collins -- 18,741 shares; Horn -- 16,717 shares; Karlgaard -- 22,491 shares; Linhart -- 5,000 shares; Litman -- 22,116 shares; Maxwell -- 84,150 shares; Nashman -- 5,538 shares; Newman -- 6,929 shares; Patterson -- 14,054 shares; Pijor -- 29,991 shares; Sherman -- 18,217 shares.

(2)      Includes 2,500 shares held individually by his spouse.

(3) Includes 49,722 shares of common stock held individually by Mrs. Newman and 8,489 shares of common stock held individually by her spouse.

(4) Includes 5,625 shares held in a trust for which Mr. Patterson has voting and/or investment power. Does not include 6,335 shares held by Mr. Patterson's sibling for benefit of Mr. Patterson's son.

(5) Includes 13,738 shares held individually by Mr. Pijor, 6,706 shares held jointly, and 500 shares held by his minor children.

                              ELECTION OF DIRECTORS

         Eleven (11) directors will be elected at the meeting for a one year term extending until the next annual meeting of shareholders, or until their successors shall have been elected and qualified. Each nominee currently serves as a director of the Company. Unless authority is withheld, proxies received in response to this solicitation will be voted for the nominees listed below. Directors are elected by a plurality of the votes cast at the meeting. Each nominee has indicated a willingness to serve, however, if any nominee becomes unavailable to serve, proxies will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. The Board of Directors has determined that each director other than Messrs. Maxwell, Linhart and Pijor is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Recommendation of the Board of Directors. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

NOMINEES FOR ELECTION AS DIRECTOR

         The Board of Directors has fixed the number of persons constituting the Board of Directors at eleven (11). Each of the following persons currently serves as a director of the Company and James Monroe Bank, the Company's wholly owned subsidiary (the "Bank"). Directors serve for a one year term and until their successors have been elected and qualified.

         Set forth below is a description of the principal occupation and business experience of each of the directors and executive officers of the Company. Except as expressly indicated below, each person has been engaged in his principal occupation for at least five years. Each of the members of the Board of Directors has served since the organization of the Company in 1999, and has served as a director of the Bank since its inception in 1997, except Mr. Linhart, who joined the Board of the Company in June 2000 and the Board of the Bank in May 2000.

         Dr. Terry L. Collins. Dr. Collins is the Co-Founder and President of Argon Engineering Associates, founded in 1997 (Systems and Information Technology Firm). He was also the Vice President and General Manager of the Falls Church Operation of Raytheon E-Systems from 1989 to 1997.

         Norman P. Horn. Mr. Horn retired in 1997 from his position as a Principal in the Northern Virginia accounting firm, Homes, Lowry, Horn & Johnson, Ltd.

         Dr. David C. Karlgaard. Dr. Karlgaard is the Founder, Chairman and President of PEC Solutions, Inc. an information technology firm (listed on the Nasdaq National Market).

         Richard I. Linhart. Mr. Linhart has been Executive Vice President and Chief Operating Officer of the Bank since February 1998 and of the Company since its formation.

         Richard C. Litman. Mr. Litman is a Registered Patent Attorney; President of Litman Law Offices, Ltd.

         John R. Maxwell. Mr. Maxwell has been President and Chief Executive Officer of the Bank since April 1997 and of the Company since its formation.

         Dr. Alvin E. Nashman. Dr. Nashman retired in 1991 from his position of Head of the Systems Group of Computer Sciences Corporation which he held for over 27 years. Dr. Nashman is a director of Micros to Mainframes (publicly traded on Nasdaq).

         Helen L. Newman. Mrs. Newman was Senior Vice President of Government Operations for Gulfstream Aerospace Corporation until December 31, 2002. She is currently retired.

         Thomas L. Patterson. Mr. Patterson is an attorney with the law firm of Linowes and Blocher, LLP. since May 2000. From November 1998 until May 2000, he was an attorney with the firm of Venable, Baetjer, Howard &

Civiletti (or Tucker, Flyer & Lewis, which became a part of that firm in 2000). Mr. Patterson was Vice President - Real Estate Counsel of Federal Realty Investment Trust from March 1997 until September 1998, and prior to that time was an attorney in private practice.

         David W. Pijor. Mr. Pijor has been Chairman of the Bank since February 1997 and Chairman of the Company since its formation. Mr. Pijor has been an attorney in private practice for the past 26 years.

         Russell E. Sherman. Mr. Sherman is the President of the law firm of Sherman & Fromme, P.C.

MEETINGS, COMMITTEES AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met four times in 2003 and the Board of Directors of the Bank met twelve times. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2003 fiscal year.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and the evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Audit Committee is currently comprised of Messrs. Horn, Patterson and Karlgaard. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. During the 2003 fiscal year, the Audit Committee met three times. The Board of Directors has determined that Mr. Horn is an "audit committee financial expert" as defined under regulations of the Securities and Exchange Commission.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors does not have a standing Nominating Committee. It is the policy of the Board of Directors that all members of the Board of Directors who are independent within the meaning of NASD Rule 4200 participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is attached to this proxy statement as Appendix A.

         To date the Board of Directors has had limited occasion to search for new directors, expanding the Board on only two occasions, once to include Mr. Linhart, the Company's Chief Financial Officer, and once to include a well respected retired local banker, whose bank had recently been sold and who had unique and valuable contacts, expertise and other skills. The procedure for identifying potential candidates for election as a director is ad hoc, depending in part on the basis for the determination that a candidate is required and the desired skills, and may vary depending on particular needs. In general, the Board would review, thorough candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding company issues. The Board would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. Potential sources of candidates include recommendations from existing directors and executive officers, customers, business associates, the Company's outside advisors, and shareholders. To date, the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential nominees.

         The Board of Directors, or those directors performing the nominating function, will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration;
(b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

         Compensation. The Board has an Executive Compensation Committee that met twice during 2003. The Committee is currently comprised of Messrs. Horn, Litman, Nashman, Sherman, and Ms. Newman, all of whom are "independent directors" within the meaning of NASD Rule 4200(a)(15). The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the development and administration of the Company's Stock Option Plans. The Committee also reviews and recommends executive compensation and incentive compensation awards and plans. Commencing in 2004, compensation decisions for the Company's executive officers will be made by all of the members of the Board of Directors who are "independent directors".

         Shareholders Communications with Board. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to James Monroe Bancorp, 3033 Wilson Boulevard, Arlington, Virginia 22201,
Attention: Secretary/Board of Directors. You letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company's banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

         Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. Seven directors attended the 2003 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to fulfill the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-KSB;

         (2) discussed with Yount, Hyde & Barbour, P.C., the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor's independence.

                                  Members of the Audit Committee

                                  Norman P. Horn, Chairman
                                  Thomas L. Patterson
                                  Dr. David C. Karlgaard

DIRECTORS' COMPENSATION

         During 2003 directors received $300 for attendance at meetings of the Board of Directors of the holding Company or the Bank, and $100 for each committee meeting, other than Mr. Pijor, the Chairman, who received a monthly retainer of $2,500 in addition to regular meeting fees. Directors are entitled to receive options under the 2003 Equity Compensation Plan. In 2003, each non-employee director other than Messrs. Horn and Sherman was awarded options to purchase 1,538 shares of common stock at an exercise price of $22.86 per share under the 2003 Equity Compensation Plan. Messrs. Horn and Sherman each received options to purchase 3,076 shares. In 2004, each non-employee director of the Company was awarded options to purchase 4,000 shares of common stock at an exercise price of $27.92 per share, and the one non-employee director of the Bank who is not also a director of the Company was awarded options to purchase 2,000 shares at an exercise price of $27.92 per share.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Maxwell, the President of the Bank and the Company, and Mr. Linhart, the only other executive officer who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                             ANNUAL COMPENSATION           COMPENSATION AWARDS
                                           ------------------------        -------------------
                                                                               SECURITIES             ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR        SALARY           BONUS         UNDERLYING OPTIONS        COMPENSATION
----------------------------    ----       --------         -------        -------------------     -----------------

John R. Maxwell,                2003       $190,000         $80,000                --              Less than $10,000
President and Chief             2002       $170,000         $50,400                --              Less than $10,000
Executive Officer               2001       $145,833         $38,000                --              Less than $10,000


Richard I. Linhart,             2003       $137,000         $45,000            15,000                  $118,808(2)
Executive Vice President        2002       $125,000         $35,000             3,375(1)           Less than $10,000
and Chief Operating Officer     2001       $115,000         $27,000             3,375(1)           Less than $10,000

----------------------------

(1) Adjusted to reflect the three-for-two stock split in the form of a 50% stock dividend paid on July 25, 2002 and a five-for-four stock split in the form of a 25% stock dividend paid on May 16, 2003.
(2) Includes $112,808 of reimbursement for taxes incurred in connection with exercise of nonqualified stock options granted under initial employment agreement, in accordance with the terms of that agreement.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       Percent of Total
                          Number of Securities        Options Granted to          Exercise
                           Underlying Options         Employees in Fiscal         Price Per
        Name                     Granted                     Year                   Share             Expiration Date
---------------------    ------------------------    ----------------------     --------------       ------------------

John R. Maxwell                    --                         --                     --                      --

Richard I. Linhart               15,000                      36.7%                 $23.00               11/10/2013

---------------------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR AND OPTION VALUES

                                                                 Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised
                                                                       Options at              In-The-Money Options at
                                                                    December 31, 2003             December 31, 2003
                           Shares Acquired        Value         -------------------------    ----------------------------
        Name                on Exercise          Realized       Exercisable/Unexercisable    Exercisable/Unexercisable(1)
---------------------      ---------------      ---------       -------------------------    ----------------------------
John R. Maxwell                 --                 $--                 69,150/$--                 $1,377,240/$--

Richard I. Linhart            27,750            $472,317              6,125/10,000               $28,271/$22,500

---------------------

(1) Based on $25.25 per share, the last sale price for the common stock as of December 31, 2003.

EMPLOYMENT AGREEMENTS

         John R. Maxwell. We have entered into an agreement with Mr. Maxwell, pursuant to which he serves as President and Chief Executive Officer of the Bank and the Company. Without cause or his consent, he may not be removed from these positions, nor may any executive position higher than his be established. The term of his agreement expires on December 31, 2005, and is subject to automatic one year extensions on each January 1 thereafter, provided that neither we nor Mr. Maxwell has given written notice of intention not to renew at least 90 days prior to the renewal date. The agreement provides for the payment of cash and other benefits to Mr. Maxwell, including a base salary of $190,000 during the period January 1, 2003 to December 31, 2003. Mr. Maxwell's base salary for subsequent periods is subject to annual review by the Board of Directors, and is currently $215,000 for calendar year 2004. He is entitled to a bonus as determined in the Board's discretion, after consultation with Mr. Maxwell. Seventy-five percent of bonuses is to be based on objective performance criteria. Mr. Maxwell is also entitled to $1,700,000 of life insurance at our expense (subject to increase based upon the percentage increase in base salary), use of a car and an automobile allowance, and is entitled to reimbursement of reasonable business expenses. He is also entitled to reimbursement of income taxes payable upon the exercise of 69,150 options (as adjusted for stock splits) previously granted under a prior employment agreement, up to the amount of the tax benefit we realize as a result of the exercise. Mr. Maxwell is entitled to receive supplemental payments upon disability, in excess of those provided under our generally applicable plan, to bring total payments to 100% of his base salary for the first six months of the disability. Subsequently, he will be entitled to receive only payments under our disability income plan, except he shall not be subject to the generally applicable $5,000 monthly payment limit. He is also entitled to participate in any pension, retirement, profit sharing, stock purchase, stock option, insurance, deferred compensation and other benefit plans provided to other executives or employees.

         His agreement terminates as of the end of the initial or any renewal terms if either party gives notice of non-renewal. If he elects not to renew the agreement, he is not entitled to any additional payments, and is subject to a two year non-competition restriction. If we elect not to renew the agreement, Mr. Maxwell is entitled to receive continued salary, bonus and benefits for 18 months, and is subject to the non-competition restriction for that period. If, within 12 months of a change in control (as defined), Mr. Maxwell terminates the agreement after we materially change his status, duties or responsibilities, discontinue compensation plans in which he is participating without providing a comparable replacement plan, limit his outside activities, or assign the agreement or our obligations under the agreement, without his consent, he will be entitled to receive continued salary, bonus and benefits for 24 months, and will be subject to the non-competition restriction for that period. If we terminate the agreement in breach of the agreement, or Mr. Maxwell terminates because of such breach, he will be entitled to receive continued salary, bonus and benefits for 12 months, and outplacement assistance from an organization of his choice, at our expense up to 18% of his base salary at the time of termination, and he will not be subject to the non-competition restriction. The agreement prohibits conflicts of interests, and requires that Mr. Maxwell maintain the confidentiality of nonpublic information regarding us and our customers.

         Richard I. Linhart. We have entered into an agreement with Mr. Linhart, pursuant to which he serves as Executive Vice President and Chief Operating Officer. The current term of Mr. Linhart's agreement expires on December 31, 2006. The agreement provides for the payment of cash and other benefits, including a base salary of $150,000 during the period January 1, 2004 to December 31, 2004. Mr. Linhart's base salary is subject to annual review, provided that the salary may not be less than his base salary for the prior period. In connection with his new employment agreement, Mr. Linhart received non-incentive options under the 1998 Stock Option Plan to purchase 15,000 shares at $23 per share, vesting in three installments. He is also entitled to receive non-incentive options to purchase 7,500 additional shares on each of October 15, 2004 and 2005 at exercise prices equal to the fair market value of the common stock as of such dates, subject to adjustment in accordance with the 2003 Equity Compensation Plan. These options will vest in equal installments over the period from the date of grant through December 31, 2008, subject to acceleration of vesting if Mr. Linhart retires after December 31, 2006. Mr. Linhart will be deemed to be retired if he is not employed by, provided consulting services for or received compensation from any person or entity for services rendered for six months after December 31, 2006. He is entitled to disability payments in the same manner as Mr. Maxwell, except that he is entitled to receive his full salary for the first three months of disability. He is also entitled to major medical health insurance as provided to other officers, to a car allowance in the amount of $600 per month and to participate in any pension, retirement, profit sharing, stock purchase, stock option, insurance, deferred compensation and other benefit plans provided to other executives or employees.

         If Mr. Linhart terminates the agreement for "good reason" (as defined) within 12 months of a "change in control" (as defined), he will be entitled to receive continued salary and benefits for 24 months. If we terminate the agreement in breach of the agreement, or Mr. Linhart terminates as a result of our breach, Mr. Linhart is entitled to receive continued salary, bonus and benefits for the greater of 12 months or the remaining term of the agreement, and outplacement assistance from an organization of his choice, at our expense up to 18% of his base salary at the time of termination.

         401(k) Retirement Plan. We maintain a 401(k) defined contribution plan for all eligible employees. Employees who are at least 21 years of age, have completed at least ninety days of continuous service with James Monroe Bank and have completed at least 1,000 hours of work during any plan year are eligible to participate. Under the plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations. We may also make, but are not required to make, a discretionary contribution for each participant. The amount of such contribution is determined annually by the Board of Directors, and was 83.33% of employee contributions up to 6% of salary for 2003 and will be 100% of employee contributions up to 6% of salary in 2004. Company contributions totaled $42,787 for the fiscal year ended December 31, 2003. Since the second quarter of 2003, employees participating in the retirement plan may allocate a portion of their available funds for the purchase shares of our common stock. Shares are purchased on a quarterly basis, at market value, and are expected to be issued out of authorized but unissued shares. An aggregate of 100,000 shares have been reserved for issuance under the plan, of which approximately 5,233 have been issued to date.

         Stock Option Plans. We maintain the 1998 Stock Option Plan for key employees, pursuant to which options to purchase up to 172,275 shares of common stock may be issued as either incentive stock options or nonincentive stock options. As of December 31, 2003, 1,806 options remained available for issuance under the 1998 plan.

         We also maintain the 2003 Equity Compensation Plan, approved at the 2003 Annual Meeting of Shareholders. The purpose of the 2003 plan is to promote our long term interests by motivating selected key personnel and directors through the grant of equity compensation, in the form of stock options, restricted stock awards, stock appreciation rights, phantom stock and performance shares. Under this plan, 250,000 shares are available for issuance upon the exercise of awards under the plan. As of December 31, 2003, options to purchase 21,994 shares of common stock had been issued under the plan, and options to purchase 15,000 shares had been reserved for issuance to Mr. Linhart in accordance with his employment agreement. Subsequent to December 31, 2003, options to purchase an aggregate of 78,000 shares of common stock were issued. Mr. Maxwell received an award of options to purchase 40,000 shares at an exercise price of $27.92, 15,000 of which vested immediately, and the remainder of which will vest over five years at a rate of 5,000 per year. Each outside director of the Company received immediately exercisable options to purchase 4,000 shares at an exercise price of $27.92 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans to officers, directors and affiliates of the Company during 2003 amounted to $13,447,241 representing approximately 39.7% of the Company's total shareholders' equity at December 31, 2003. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Company than terms of the loans from the Company to unaffiliated parties. On December 31, 2003, $6,469,803 of loans were outstanding to individuals who, during 2003, were officers, directors or affiliates of the Company. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss.

         David W. Pijor has performed legal services for the Company and the Bank in the ordinary course of their businesses, and the Company expects that he will continue to perform services for the Company and the Bank. In 2003, the aggregate fee paid to Mr. Pijor by the Company and the Bank was $135,772. In 2002 he received $78,857 for his services.

             PROPOSAL 2 - AMENDMENT OF THE ARTICLES OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

         At the meeting, the shareholders are being asked to approve an amendment to the Company's Articles of Incorporation which would increase the number of authorized shares of common stock from 5,000,000 shares to 10,000,000 shares. The Board of Directors is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future by the Company, upon action of the Board of Directors. The Board of Directors believes that the proposed increase in the authorized common stock is in the best interest of the Company and unanimously recommends a vote FOR the proposed amendment.

         The Amendment. The Board of Directors has approved, subject to shareholder approval, the amendment of Article V of the Articles of Incorporation to read in its entirety as follows:

                  "The aggregate shares which the Corporation shall have the authority to issue and the par value per share are as follows:
         10,000,000 shares of common stock, each share having a par value of One Dollar ($1.00). Each share shall have one (1) non-cumulative vote. Stockholders shall have no pre-emptive rights to acquire unissued or treasury stock.

                  The Corporation may create or issue rights, options or warrants for the purchase of shares of the Corporation upon such terms and conditions and for such consideration, if any, and such purposes as may be approved by the Board of Directors."

         Purpose of Amendment. The Articles of Incorporation currently authorize the issuance of up to 5,000,000 shares of common stock. As of the record date for the meeting, the Company had 2,955,929 shares of common stock outstanding and 573,551 shares of common stock reserved for issuance and sale to directors, officers and employees under the Company's stock option plans and 401(k) plan, leaving only 1,470,520 available shares. If the shareholders approve the proposed amendment, there will be 6,470,520 authorized, unissued and unreserved shares of common stock available for issuance in capital raising transactions, as stock dividends, stock splits, possible corporate acquisitions or other transactions, possible future employee benefit plans or for other corporate purposes.

         While the Company currently does not have any plans to issue additional capital stock (other than shares of common stock pursuant to various compensation and benefit plans currently in existence and possible stock splits or dividends on the common stock), the Board of Directors may determine that the issuance of additional stock in the future, either in connection with capital raising, a corporate acquisition or otherwise, is in the best interests of the Company. In that event, the shares of common stock available as of the record date could be insufficient. Therefore, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized common stock from 5,000,000 to 10,000,000 shares.

         Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law. Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of common stock, except as the Board of Directors may specifically authorize in connection with a specific offering of shares.

         The ability of the Board of Directors to issue additional shares of capital stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of capital stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which it deems in the best interests of the Company and its shareholders.

         Vote Required and Recommendation of the Board of Directors. Approval of the proposed amendment to the Articles of Incorporation requires the favorable vote of at least two thirds of the outstanding shares entitled to vote. It is expected that all of the 532,104 shares, or 18.00%, of the common stock outstanding as of March 12, 2004, over which directors of the Company exercise voting power will be voted for the proposed amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Forms 4 reporting the award in July 2003 of options to each of the non-employee directors were filed late.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected the independent certified public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2004. Representatives of Yount, Hyde & Barbour are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit Fees.

         During 2003, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for services rendered by it for the audit of the Company's financial statements and review of financial statements included in the Company's reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $55,620. In 2002, Yount Hyde & Barbour billed $29,100 for such services. This category includes fees for services necessary to perform the audit of the Company's financial statements comfort letters and consents in connection with registration statements and other filings with the Securities and Exchange Commission and assistance with and review of documents filed with the Commission.

         Audit-Related Fees.

         During 2003, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for assurance and related services reasonably related to the performance of the audit services rendered by it was $8,683. In 2002, Yount Hyde & Barbour billed $476 for such services. These services were the audit of the Company's information technology systems, public funds engagements and assistance regarding financial accounting and reporting standards.

         Tax Fees.

         During 2003, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for tax advice, compliance and planning services was $2,275. In 2002, Yount, Hyde & Barbour billed $1,350 for such services. These services were the preparation of federal and state income tax returns and advice regarding tax compliance issues.

         All Other Fees.

         During 2003 and 2002, Yount, Hyde and Barbour did not bill the Company for any other services.

         None of the engagements of Yount, Hyde & Barbour to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit committee charter.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER SOLICITED HEREBY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S CHIEF FINANCIAL OFFICER, RICHARD I. LINHART, 3003 WILSON BOULEVARD, ARLINGTON, VIRGINIA 22207.

                                 OTHER BUSINESS

         Management is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

        All proposals of shareholders to be presented for consideration at the next annual meeting and included in the Company's proxy materials must be received by the Company no later than November 7, 2004. Shareholder proposals and nominations not sought to be included in the Company's proxy materials must be received by the Company not later than January 29, 2005, and must include the information required by the Company's bylaws, a copy of which are available as an exhibit to the Company's Registration Statement on Form SB-2 (No. 333-38098) available through the SEC's website www.sec.gov, or from the Company's Secretary.

                                            By Order of the Board of Directors

                                            JAMES MONROE BANCORP INC.

                                            /s/ Richard I. Linhart
                                            -----------------------------------
March 17, 2004                              Richard I. Linhart
                                            Secretary

                                                                     APPENDIX A

                           JAMES MONROE BANCORP, INC.
                           NOMINATIONS PROCESS CHARTER

         In order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director, the responsibility for identifying, evaluating and designating persons to stand for nomination or election as members of the Board of Directors of the Company shall reside collectively in all of the members of the Board of Directors who are "independent directors" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. (or successor rule or the listing standards of any other securities exchange or market on which the Company's securities are listed or eligible for trading), and who are otherwise independent for purposes of such duties under other applicable law and regulation. Such directors are referred to in this Charter as the "Nominating Directors".

         In its determination of whether or not to recommend a director for nomination, the Nominating Directors should consider whether or not such director meets the minimum criteria for board membership based upon the individual's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding company issues. The Nominating Directors should also review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience, the candidate's record, if any, of past service as a director of the Company, and may consider additional factors it deems appropriate.

         The Nominating Directors shall meet at such times as are established by the full Board of Directors or the Nominating Directors.

         The Nominating Directors may consider director candidates nominated by shareholders, other directors, officers, employees or other sources. In general, the Nominating Directors need consider such nominees only during such times as the Company is actively considering obtaining new directors, but the Nominating Directors shall have discretion to consider and evaluate any candidate at any time.

         Candidates recommended by shareholders should be evaluated based on the same criteria as other candidates. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include:
(a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.

         The Nominating Directors may establish reasonable rules for the conduct of meetings, subject to the requirements of this charter. In the absence of such rules, the Nominating Directors shall conduct business in accordance with the same rules and standards utilized by the full Board of Directors. The Nominating Directors may meet by conference call or in person, and also may act by unanimous consent. A majority of the Nominating Directors constitutes a quorum. Minutes of meeting of the Nominating Directors shall be kept in the same manner as minutes of the full Board of Directors.

FRONT

                                 REVOCABLE PROXY
                           JAMES MONROE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints David W. Pijor and John R. Maxwell and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of James Monroe Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of James Monroe Bancorp, Inc. to be held on April 29, 2004 and at any adjournment or postponement of the meeting.

BACK

1.       ELECTION OF DIRECTORS

         [ ]      FOR all nominees

         [ ]      WITHHOLD AUTHORITY for all nominees

         [ ]      FOR all  except (see instruction below)

         Nominees:         Dr. Terry L. Collins
                           Norman P. Horn
                           Dr. David C. Karlgaard
                           Richard I. Linhart
                           Richard C. Litman
                           John R. Maxwell
                           Dr. Alvin E. Nashman
                           Helen L. Newman
                           Thomas L. Patterson
                           David W. Pijor
                           Russell E. Sherman

         Instruction: To withhold authority to vote for any individual nominee(s),mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold

2. To consider and approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock

         [ ]       FOR        [ ]      AGAINST      [ ]      ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above, and FOR the approval of the amendment of the Articles of Incorporation. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                            --------------------------------------------------
                            Signature of Shareholder


                            --------------------------------------------------
                            Signature of Shareholder

                            Dated:                                      , 2004
                                   -------------------------------------

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         [ ] Please check here if you plan to attend the Annual Meeting.